SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2005

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On August 16, 2005, Altana Pharma US, Inc. sent Salix Pharmaceuticals, Inc., a subsidiary of Salix Pharmaceuticals, Ltd., written notice of termination of the parties’ co-promotion agreement dated March 2, 2005 between Salix and Altana to promote XIFAXAN™ (rifaximin) tablets 200 mg. The notice was provided under Section 7.1(e) of the agreement, which allows either party to terminate the agreement upon 90 days written notice.

On August 19, 2005, Salix Inc. and Altana entered into a termination agreement. Under the terms of the termination agreement, the co-promotion agreement will terminate on September 6, 2005. Under the termination agreement, Salix will pay Altana one and one-half of a quarterly minimum payment, as set forth in Section 5.2(b) of the co-promotion agreement. There are no early termination penalties applicable to either party as a result of the termination of the co-promotion agreement.

Salix and Altana do not have any relationship between them other than the co-promotion and termination agreements.

A copy of the termination agreement is attached as Exhibit 10.52 to this report.

Item 7.01. Regulation FD Disclosure.

On August 22, 2005, Salix Pharmaceuticals, Ltd. issued a press release announcing the termination agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.52	Termination Agreement dated August 19, 2005 between Salix Pharmaceuticals, Inc. and Altana Pharma US, Inc.

99.1	Press release dated August 22, 2005

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: August 22, 2005

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer

3